Exhibit 99.5

WELLESLEY BANCORP, INC.

Table of Contents

		Page No.
Part I. Financial Information

Item 1.	Financial Statements (Unaudited)

	Consolidated Balance Sheets as of September 30, 2019 and December 31, 2018	2

	Consolidated Statements of Comprehensive Income for the Three and Nine Months Ended September 30, 2019 and 2018	3

	Consolidated Statements of Changes in Stockholders’ Equity for the Three and Nine Months Ended September 30, 2019 and 2018	4

	Consolidated Statements of Cash Flows for the Three and Nine Months Ended September 30, 2019 and 2018	6

	Notes to Consolidated Financial Statements	7

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements (Unaudited)

CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Dollars in thousands)
Assets
Cash and due from banks	$7,305	$7,678
Short-term investments	74,048	34,972

Total cash and cash equivalents	81,353	42,650

Certificates of deposit	100	100
Securities available for sale, at fair value	33,793	66,770
Federal Home Loan Bank of Boston stock, at cost	6,162	4,747
Loans held for sale	6,351	—

Loans	832,803	743,770
Less allowance for loan losses	(7,218)	(6,738)

Loans, net	825,585	737,032

Bank-owned life insurance	7,946	7,769
Operating lease, right-of-use asset	6,852	—
Premises and equipment, net	3,785	3,924
Accrued interest receivable	2,769	2,288
Net deferred tax asset	2,717	2,804
Other assets	8,454	3,336

Total assets	$985,867	$871,420

Liabilities and Stockholders’ Equity

Deposits:
Non-interest-bearing	$133,187	$116,926
Interest-bearing	625,558	601,005

Total deposits	758,745	717,931
Short-term borrowings	51,000	15,000
Long-term borrowings	77,533	58,528
Subordinated debt	9,854	9,832
Lease liability	6,907	—
Accrued expenses and other liabilities	10,043	4,999

Total liabilities	914,082	806,290

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 14,000,000 shares authorized, 2,569,542 and 2,525,611 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	26	25
Additional paid-in capital	27,500	26,462
Retained earnings	44,598	40,203
Accumulated other comprehensive income (loss)	592	(533)
Unearned compensation – ESOP	(931)	(1,027)

Total stockholders’ equity	71,785	65,130

Total liabilities and stockholders’ equity	$985,867	$871,420

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
	(Dollars in thousands, except per share data)
Interest and dividend income:
Interest and fees on loans and loans held for sale	$9,769	$7,941	$27,940	$22,702
Debt securities:
Taxable	335	364	1,076	1,050
Tax-exempt	76	82	238	246
Short-term investments and certificates of deposit	270	143	577	376
FHLB stock	75	86	213	244

Total interest and dividend income	10,525	8,616	30,044	24,618

Interest expense:
Deposits	2,606	1,668	7,665	4,318
Short-term borrowings	338	244	703	442
Long-term debt	521	273	1,154	1,004
Subordinated debt	157	158	471	474

Total interest expense	3,622	2,343	9,993	6,238

Net interest income	6,903	6,273	20,051	18,380
Provision for loan losses	70	130	480	390

Net interest income, after provision for loan losses	6,833	6,143	19,571	17,990

Non-interest income:
Customer service fees	43	42	131	130
Mortgage banking activities	102	35	181	72
Income on bank-owned life insurance	60	60	177	175
Wealth management fees	402	407	1,228	1,208
Miscellaneous	355	17	809	200

Total non-interest income	962	561	2,526	1,785

Non-interest expense:
Salaries and employee benefits	3,052	2,660	9,214	8,074
Occupancy and equipment	842	782	2,466	2,201
Data processing	325	265	930	734
FDIC insurance	11	150	336	486
Professional fees	191	159	637	572
Other general and administrative	579	566	1,871	1,666

Total non-interest expense	5,000	4,582	15,454	13,733

Income before income taxes	2,795	2,122	6,643	6,042
Provision for income taxes	759	565	1,800	1,628

Net income	2,036	1,557	4,843	4,414

Other comprehensive income:
Net unrealized holding (loss) gains on available-for-sale securities	(92)	(267)	1,509	(1,343)
Income tax benefit (expense)	17	54	(384)	335

Total other comprehensive (loss) gain income	(75)	(213)	1,125	(1,008)

Comprehensive income	$1,961	$1,344	$5,968	$3,406

Earnings per common share:
Basic	$0.82	$0.65	$1.97	$1.84
Diluted	$0.80	$0.62	$1.91	$1.77
Weighted average shares outstanding:
Basic	2,472,267	2,408,091	2,454,103	2,398,671
Diluted	2,554,454	2,511,241	2,545,786	2,499,093

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Nine Months Ended September 30, 2019 and 2018

					Accumulated Other
	Common Stock		Additional Paid-in	Retained	Comprehensive Income	Unearned Compensation-	Total Stockholders’
	Shares	Amount	Capital	Earnings	(Loss)	ESOP	Equity
				(Dollars in thousands)
Balance at December 31, 2017	2,506,532	$25	$25,601	$34,736	$39	$(1,156)	$59,245

Comprehensive income	—	—	—	1,437	(653)	—	784
Reclassification related to Tax Cuts and Jobs Act	—	—	—	(7)	7	—	—
Dividends paid to common stockholders ($0.05 per share)	—	—	—	(127)	—	—	(127)
Share-based compensation-equity incentive plan	—	—	107	—	—	—	107
ESOP shares committed to be allocated (3,209)	—	—	61	—	—	33	94

Balance at March 31, 2018	2,506,532	$25	$25,769	$36,039	$(607)	$(1,123)	$60,103

Comprehensive income	—	—	—	1,420	(149)	—	1,271
Dividends paid to common stockholders ($0.055 per share)	—	—	—	(137)	—	—	(137)
Restricted stock forfeitures	(400)
Share-based compensation-equity incentive plan	—	—	100	—	—	—	100
ESOP shares committed to be allocated (3,210)	—	—	72	—	—	31	103

Balance at June 30, 2018	2,506,132	$25	$25,941	$37,322	$(756)	$(1,092)	$61,440

Comprehensive income	—	—	—	1,557	(213)	—	1,344
Dividends paid to common stockholders ($0.055 per share)	—	—	—	(139)	—	—	(139)
Stock options exercised	19,054	—	154	—	—	—	154
Share-based compensation-equity incentive plan	—	—	106	—	—	—	106
ESOP shares committed to be allocated (3,210)	—	—	77	—	—	33	110

Balance at September 30, 2018	2,525,186	$25	$26,278	$38,740	$(962)	$(1,059)	$63,022

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Nine Months Ended September 30, 2019 and 2018

					Accumulated
			Additional		Other	Unearned	Total
	Common Stock		Paid-in	Retained	Comprehensive	Compensation-	Stockholders’
	Shares	Amount	Capital	Earnings	Income (Loss)	ESOP	Equity
			(Dollars in thousands)
Balance at December 31, 2018	2,525,611	$25	$26,462	$40,203	$(533)	$(1,027)	$65,130

Comprehensive income	—	—	—	1,302	643	—	1,945
Restricted stock awards grant	11,500	—	—	—	—	—	—
Stock options exercised	2,553	—	48	—	—	—	48
Restricted stock forfeitures	(2,000)	—	—	—	—	—	—
Dividends paid to common stockholders ($ 0.055 per share)	—	—	—	(140)	—	—	(140)
Share-based compensation-equity incentive plan	—	—	102	—	—	—	102
ESOP shares committed to be allocated (3,209)	—	—	64	—	—	32	96

Balance at March 31, 2019	2,537,664	$25	$26,676	$41,365	$110	$(995)	$67,181

Comprehensive income	—	—	—	1,505	557	—	2,062
Stock options exercised	21,901	1	351	—	—	—	352
Dividends paid to common stockholders ($0.06 per share)	—	—	—	(153)	—	—	(153)
Share-based compensation-equity incentive plan	—	—	99	—	—	—	99
ESOP shares committed to be allocated (3,210)	—	—	75	—	—	32	107

Balance at June 30, 2019	2,559,565	$26	$27,201	$42,717	$667	$(963)	$69,648

Comprehensive income	—	—	—	2,036	(75)	—	1,961
Restricted stock awards grant	3,000	—	—	—	—	—	—
Stock options exercised	11,027	—	169	—	—	—	169
Restricted stock forfeitures	(4,050)	—	(36)	—	—	—	(36)
Dividends paid to common stockholders ($0.06 per share)	—	—	—	(155)	—	—	(155)
Share-based compensation-equity incentive plan	—	—	97	—	—	—	97
ESOP shares committed to be allocated (3,210)	—	—	69	—	—	32	101

Balance at September 30, 2019	2,569,542	$26	$27,500	$44,598	$592	$(931)	$71,785

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income	$4,843	$4,414
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Provision for loan losses	480	390
Depreciation and amortization	611	574
Net amortization of securities	129	117
Gains on sales of securities, net	8	—
Principal balance of loans sold	13,782	5,857
Loans originated for sale	(20,133)	(6,555)
Accretion of net deferred loan fees	(493)	(435)
Amortization of subordinated debt issuance costs	22	23
Income on bank-owned life insurance	(177)	(175)
Deferred income tax provision	(297)	(262)
ESOP expense	304	307
Share-based compensation	262	313
Net change in other assets and liabilities	(467)	(500)

Net cash provided (used) by operating activities	(1,126)	4,068

Cash flows from investing activities:

Activity in securities available for sale:
Maturities, prepayments and calls	5,944	8,289
Purchases	—	(10,914)
Proceeds from sales	28,406	—
Purchase (redemption) of Federal Home Loan Bank stock	(1,415)	471
Net loan originations	(88,540)	(33,703)
Additions to premises and equipment	(534)	(728)
Proceeds on sale of premises and equipment	28	63

Net cash used by investing activities	(56,111)	(36,522)

Cash flows from financing activities:
Net increase in deposits	40,814	53,761
Proceeds from issuance of long-term debt	33,000	36,000
Repayments of long-term debt	(13,995)	(50,817)
Increase (decrease) in short-term borrowings	36,000	(10,500)
Stock options exercised	568	154
Common stock repurchased	1	—
Cash dividends paid on common stock	(448)	(403)

Net cash provided by financing activities	95,940	28,195

Net change in cash and cash equivalents	38,703	(4,259)
Cash and cash equivalents at beginning period	42,650	28,462

Cash and cash equivalents at end of period	$81,353	$24,203

Supplementary information:
Interest paid	$9,762	$6,083
Income taxes paid	1,838	2,086

See accompanying notes to consolidated financial statements.

WELLESLEY BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION AND CONSOLIDATION

The accompanying unaudited interim consolidated financial statements include the accounts of Wellesley Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Wellesley Bank (the “Bank”), the principal operating entity, and its wholly-owned subsidiaries: Wellesley Securities Corporation, which engages in the business of buying, selling and dealing in securities exclusively on its own behalf; Wellesley Investment Partners, LLC, formed to provide investment management services for individuals, not-for-profit entities and businesses; and Central Linden, LLC, to hold, manage and sell foreclosed real estate. All significant intercompany balances and transactions have been eliminated in consolidation. Assets under management at Wellesley Investment Partners, LLC are not included in these consolidated financial statements because they are not assets of the Company. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and with the instructions to Form 10-Q and Regulation S-X. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements.

In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. The accompanying consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s 2018 Annual Report on Form 10-K. The results for the three and nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019 or for any other period.

NOTE 2 – LOAN POLICIES

The loan portfolio consists of real estate, commercial and other loans to the Company’s customers in our primary market areas in eastern Massachusetts. The ability of the Company’s debtors to honor their contracts is dependent upon the economy in general and the state of real estate and construction sectors within our markets.

Loans that management has the intent and ability to hold for the foreseeable future, or until maturity or pay-off, are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred loan origination fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

Interest is generally not accrued on loans that are identified as impaired or loans which are ninety days or more past due. Past due status is based on the contractual terms of the loan. Interest income previously accrued on such loans is reversed against current period interest income. Interest income on non-accrual loans is recognized only to the extent of interest payments received and is first applied to the outstanding principal balance when collectibility of principal is in doubt. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured through sustained payment performance for at least six months.

Allowance for loan losses

The allowance for loan losses is established through a provision for loan losses charged to earnings as losses are estimated to occur. Loan losses are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance consists of general, allocated and unallocated components.

General component

The general component is based on the following loan segments: residential real estate, commercial real estate, construction, commercial, home equity lines of credit and other consumer. Management considers a rolling average of historical losses for each segment based on a time frame appropriate to capture relevant loss data for each loan segment, generally three and 10 years. This historical loss factor is adjusted for the following qualitative factors: levels/trends in delinquencies; trends in volume, concentrations and terms of loans; level of collateral protection; effects of changes in risk selection and underwriting standards; experience/ability /depth of lending management and staff; and national and local economic trends and conditions. There were no significant changes to the Company’s policies or methodology pertaining to the general component of the allowance during 2019 or 2018.

The qualitative factor adjustments are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Residential real estate – The Company generally does not originate loans with a loan-to-value ratio greater than 80 percent and does not originate subprime loans. Most loans in this segment are collateralized by one-to-four family residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality of this segment.

Commercial real estate – Loans in this segment are primarily income-producing properties in the Company’s primary market areas in eastern Massachusetts. The underlying cash flows generated by the properties may be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which, in turn, will have an effect on the credit quality in this segment. Management typically obtains rent rolls annually and continually monitors the cash flows of these loans.

Construction – Loans in this segment include speculative construction loans primarily on residential properties for which payment is derived from the sale of the property. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions. Residential construction loans in this segment also include loans to build one-to-four family owner-occupied properties which are subject to the same credit quality factors as residential real estate.

Commercial – Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will have an effect on the credit quality in this segment.

Home equity lines of credit – Loans in this segment are collateralized by one-to-four family residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Other consumer – Loans in this segment are generally unsecured and repayment is dependent on the credit quality of the individual borrower.

Allocated component

The allocated component relates to loans that are classified as impaired. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the fair value of the loan or, if the loan is collateral dependent, by the fair value of the collateral less estimated costs to sell. An allowance is established when the discounted cash flows or collateral value of the impaired loan are lower than the carrying value of that loan. Large groups of smaller-balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify performing individual residential and consumer loans for impairment disclosures, unless such loans are subject to a troubled debt restructuring agreement.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due, according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

The Company periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring (“TDR”). All TDRs are initially classified as impaired.

Unallocated component

An unallocated component is maintained to cover additional uncertainties in management’s estimation of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio.

NOTE 3 – COMPREHENSIVE INCOME

Accounting principles generally require that recognized revenue, expenses, and gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the stockholders’ equity section of the consolidated balance sheets, such items, along with net income, are components of comprehensive income/loss.

The components of accumulated other comprehensive income (loss) and related tax effects are as follows:

	September 30,	December 31,
	2019	2018
	(In thousands)
Unrealized holding gains (losses) on securities available for sale	$777	$(732)
Tax effect	(185)	199

Net-of tax amount	$592	$(533)

NOTE 4 – RECENT ACCOUNTING AND REGULATORY PRONOUNCEMENTS

Effective January 1, 2019, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which requires a lessee to record a right-of-use asset and liability representing the obligation to make lease payments for long-term leases. Upon adoption of the ASU, the Company recorded an increase in assets of $7.8 million and an increase in liabilities of $7.8 million on the Consolidated Balance Sheets as a result of recognizing the right-of-use assets and lease liabilities.

In September 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure expected credit losses based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amount. Entities will now use forward-looking information to better form their credit loss estimates. Credit losses on available-for-sale debt securities should be measured in a manner similar to current GAAP; however, recognized credit losses will be presented as an allowance rather than as a write-down. This ASU was scheduled to be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. However, the FASB recently voted to propose delaying the standard by three years for small reporting companies, which includes Wellesley Bank. To date, the Company has implemented a committee led by the Company’s Chief Financial Officer, which includes the Chief Lending Officer, to assist in identifying, implementing and evaluating the impact of the required changes to the loan loss estimation model and processes. The Company has evaluated the portfolio segments and various methodologies and is currently evaluating potential loss modeling processes as well as related controls and procedures. Management will continue to closely monitor legislative developments.

NOTE 5 – SECURITIES AVAILABLE FOR SALE

The amortized cost and fair value of securities available for sale, with gross unrealized gains and losses, follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(In thousands)
September 30, 2019
Residential mortgage-backed securities:
Government National Mortgage Association	$2,869	$79	$(24)	$2,924
Government-sponsored enterprises	2,381	63	(9)	2,435
SBA and other asset-backed securities	4,211	176	(2)	4,385
State and municipal bonds	7,459	387	—	7,846
Government-sponsored enterprise obligations	7,000	—	(6)	6,994
Corporate bonds	9,096	139	(26)	9,209

	$33,016	$844	$(67)	$33,793

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(In thousands)
December 31, 2018
Residential mortgage-backed securities:
Government National Mortgage Association	$3,846	$44	$(43)	$3,847
Government-sponsored enterprises	11,382	29	(188)	11,223
SBA and other asset-backed securities	11,720	64	(157)	11,627
State and municipal bonds	12,908	111	(111)	12,908
Government-sponsored enterprise obligations	8,000	—	(187)	7,813
Corporate bonds	18,151	28	(322)	17,857
U.S. Treasury bills	1,495	—	—	1,495

	$67,502	$276	$(1,008)	$66,770

For the three and nine months ended September 30, 2019, proceeds from sales of available-for-sale securities amounted to $28.4 million with gross realized gains of $145 thousand and gross realized losses of $137 thousand, which are included in miscellaneous income.

There were no sales of available-for-sale securities for the three and nine months ended September 30, 2018.

The amortized cost and fair value of debt securities by contractual maturity at September 30, 2019 are as follows:

	Amortized Cost	Fair Value
	(In thousands)
Within 1 year	$2,349	$2,349
After 1 year to 5 years	9,809	9,853
After 5 years to 10 years	7,799	8,108
After 10 years	3,598	3,739

	23,555	24,049
Mortgage- and asset-backed securities	9,461	9,744

	$33,016	$33,793

Expected maturities may differ from contractual maturities because the issuer, in certain instances, has the right to call or prepay obligations with or without call or prepayment penalties.

Information pertaining to securities with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
		(In thousands)
September 30, 2019
Residential mortgage-backed securities:
Government National Mortgage Association	$—	$—	$(24)	$904
Government-sponsored enterprises	—	—	(9)	367
SBA and other asset-backed securities	(2)	305	—	—
State and municipal bonds	—	—	—	—
Government-sponsored enterprise obligations	(6)	2,994	—	—
Corporate bonds	—	—	(26)	1,835

	$(8)	$3,299	$(59)	$3,106

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
		(In thousands)
December 31, 2018
Residential mortgage-backed securities:
Government National Mortgage Association	$—	$—	$(43)	$1,755
Government-sponsored enterprises	(1)	103	(187)	7,880
SBA and other asset-backed securities	—	—	(157)	5,455
State and municipal bonds	(2)	386	(109)	6,257
Government-sponsored enterprise obligations	—	—	(187)	7,813
Corporate bonds	(29)	5,705	(293)	11,124

	$(32)	$6,194	$(976)	$40,284

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluations. At September 30, 2019, various debt securities have unrealized losses with aggregate depreciation of 1.03% from their aggregate amortized cost basis. These unrealized losses relate principally to the effect of interest rate changes on the fair value of debt securities and not an increase in credit risk of the issuers. As the Company does not intend to sell the securities and it is more likely than not that the Company will not be required to sell the securities before recovery of their amortized cost, which may be maturity, the Company does not consider these securities to be other-than-temporarily impaired at September 30, 2019.

NOTE 6 – LOANS AND ALLOWANCE FOR LOAN LOSSES

A summary of the ending balances of loans is as follows:

	September 30, 2019	December 31, 2018
	(In thousands)
Real estate loans:
Residential – fixed	$71,834	$64,218
Residential – variable	319,236	318,292
Commercial	166,193	148,006
Construction	150,732	106,723

	707,995	637,239

Commercial loans:
Secured	82,784	61,563
Unsecured	5,144	5,327

	87,928	66,890

Consumer loans:
Home equity lines of credit	36,955	39,486
Other	165	163

	37,120	39,649

Total loans	833,043	743,778
Net deferred originations costs	(240)	(8)

Total loans, net of deferred fees	832,803	743,770

Less:
Allowance for loan losses	(7,218)	(6,738)

Loans, net	$825,585	$737,032

The following table summarizes the changes in the allowance for loan losses by portfolio segment for the three and nine months ended September 30, 2019 and 2018:

	Residential	Commercial			Home	Other
	Real Estate	Real Estate	Construction	Commercial	Equity	Consumer	Unallocated	Total
				(In thousands)
Three Months Ended September 30, 2019

Allowance at June 30, 2019	$2,151	$1,522	$1,626	$1,352	$262	$3	$232	$7,148
Provision (credit) for loan losses	(35)	(34)	211	30	(25)	—	(77)	70

Allowance at September 30, 2019	$2,116	$1,488	$1,837	$1,382	$237	$3	$155	$7,218

Three Months Ended September 30, 2018

Allowance at June 30, 2018	$1,999	$1,615	$1,459	$962	$257	$4	$117	$6,413
Provision (credit) for loan losses	108	4	5	(10)	(6)	(1)	30	130

Allowance at September 30, 2018	$2,107	$1,619	$1,464	$952	$251	$3	$147	$6,543

Nine Months Ended September 30, 2019

Allowance at December 31, 2018	$2,216	$1,602	$1,462	$1,124	$257	$3	$74	$6,738
Provision (credit) for loan losses	(100)	(114)	375	258	(20)	—	81	480

Allowance at September 30, 2019	$2,116	$1,488	$1,837	$1,382	$237	$3	$155	$7,218

Nine Months Ended September 30, 2018

Allowance at December 31, 2017	$1,722	$1,520	$1,661	$917	$237	$2	$94	$6,153
Provision (credit) for loan losses	385	99	(197)	35	14	1	53	390

Allowance at September 30, 2018	$2,107	$1,619	$1,464	$952	$251	$3	$147	$6,543

Further information pertaining to the allowance for loan losses is as follows:

	Residential
	Real	Commercial			Home	Other
	Estate	Real Estate	Construction	Commercial	Equity	Consumer	Unallocated	Total
				(In thousands)
September 30, 2019

Allowance related to impaired loans	$—	$—	$—	$—	$—	$—	$—	$—
Allowance related to non-impaired loans	2,116	1, 488	1,837	1,382	237	3	155	7,218

Total allowance	$2,116	$1,488	$1,837	$1,382	$237	$3	$155	$7,218

Impaired loan balances	$728	$2,635	$—	$796	$500	$—	$—	$4,659
Non-impaired loan balances	390,342	163,558	150,732	87,132	36,455	165	—	828,384

Total loans	$391,070	$166,193	$150,732	$87,928	$36,955	$165	$—	$833,043

December 31, 2018

Allowance related to impaired loans	$—	$—	$—	$—	$—	$—	$—	$—
Allowance related to non-impaired loans	2,216	1,602	1,462	1,124	257	3	74	6,738

Total allowance	$2,216	$1,602	$1,462	$1,124	$257	$3	$74	$6,738

Impaired loan balances	$746	$2,846	$—	$—	$—	$—	$—	$3,592
Non-impaired loan balances	381,764	145,160	106,723	66,890	39,486	163	—	740,186

Total loans	$382,510	$148,006	$106,723	$66,890	$39,486	$163	$—	$743,778

The following is a summary of past due and non-accrual loans at September 30, 2019 and December 31, 2018:

					Past Due 90
			Past Due		Days or
			90		More
	30-59 Days	60-89 Days	Days or	Total	and Still	Non-accrual
	Past Due	Past Due	More	Past Due	Accruing	Loans
	(In thousands)
September 30, 2019

Residential real estate	$568	$—	$—	$568	$—	$568
Commercial real estate	—	—	548	548	—	548
Consumer loans	—	500	—	500	—	500

Total	$568	$500	$548	$1,616	$—	$1,616

December 31, 2018

Residential real estate	$1,551	$—	$—	$1,551	$—	$581
Commercial real estate	—	—	556	556	—	556

Total	$1,551	$—	$556	$2,107	$—	$1,137

The following is a summary of impaired loans:

	September 30, 2019		December 31, 2018
		Unpaid		Unpaid
	Recorded	Principal	Recorded	Principal
	Investment	Balance	Investment	Balance
		(In thousands)
Impaired loans without a valuation allowance:
Residential real estate	$728	$745	$746	$764
Commercial real estate	2,635	2,760	2,846	2,974
Commercial loans	796	796	—	—
Consumer loans	500	500	—	—

Total impaired loans	$4,659	$4,801	$3,592	$3,738

Further information pertaining to impaired loans follows:

	Three Months Ended September 30, 2019			Nine Months Ended September 30, 2019
			Interest			Interest
			Income			Income
	Average	Interest	Recognized	Average	Interest	Recognized
	Recorded	Income	on Cash	Recorded	Income	on Cash
	Investment	Recognized	Basis	Investment	Recognized	Basis
	(In thousands)
Residential real estate	$731	$8	$6	$738	$23	$18
Commercial real estate	2,669	24	—	2,739	84	11
Commercial loans	790	14		519	31
Consumer loans	125	—		42	—

Total	$4,315	$46	$6	$4,038	$138	$29

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
			Interest			Interest
			Income			Income
	Average	Interest	Recognized	Average	Interest	Recognized
	Recorded	Income	on Cash	Recorded	Income	on Cash
	Investment	Recognized	Basis	Investment	Recognized	Basis
	(In thousands)
Residential real estate	$821	$13	$2	$421	$25	$5
Commercial real estate	2,949	32	6	1,627	61	34

Total	$3,770	$45	$8	$2,048	$86	$39

New TDRs were recorded totaling $2.6 million, which included a new commitment of $500 thousand, in the three and nine months ended September 30, 2019 as a working capital, line of credit was granted to an existing impaired commercial loan relationship, consisting of two commercial real estate loans.

There were no new troubled debt restructurings recorded during the three and nine months ended September 30, 2018.

There were no TDRs that defaulted, generally considered 90 days past due or longer, during the three and nine months ended September 30, 2019 and 2018, and for which default was within one year of the restructure date. TDRs did not have a material impact on the allowance for loan losses for the three and nine months ended September 30, 2019 and 2018.

Credit Quality Information

The Company utilizes an eleven-grade internal loan rating system for commercial real estate, construction and commercial loans.

Loans rated 1-4: Loans in these categories are considered “pass” rated loans with low to average risk.

Loans rated 5: Loans in this category are considered “special mention.” These loans are starting to show signs of potential weakness and are being closely monitored by management.

Loans rated 6: Loans in this category are considered “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

Loans rated 7: Loans in this category are considered “doubtful.” Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

Loans rated 8: Loans in this category are considered uncollectible “loss” and of such little value that their continuance as loans is not warranted.

Loans rated 9: Loans in this category only include commercial loans under $25 thousand with no other outstandings or relationships with the Company.

Loans rated 10: Loans in this category include loans which otherwise require rating but which have not been rated, or loans for which the Company’s loan policy does not require rating.

Loans rated 11: Loans in this category include credit commitments/relationships that cannot be rated due to a lack of financial information or inaccurate financial information. If within 60 days of the assignment of an 11 rating, information is still not available to allow a standard rating, the credit will be rated 6.

On an annual basis, or more often if needed, the Company formally reviews the ratings on all commercial real estate, construction and commercial loans. During each calendar year, the Company engages an independent third party to review a significant portion of loans within these segments. Management uses the results of these reviews as part of its annual review process. On a monthly basis, the Company reviews the residential real estate and consumer loan portfolio for credit quality primarily through the use of delinquency reports.

The following table presents the Company’s loans by risk rating:

	September 30, 2019				December 31, 2018
	Commercial				Commercial
	Real Estate	Construction	Commercial	Total	Real Estate	Construction	Commercial	Total
	(In thousands)
Loans rated 1-4	$162,523	$150,732	$86,211	$399,466	$144,243	$106,723	$65,245	$316,211
Loans rated 5	885	—	1,049	1,934	917	—	1,645	2,562
Loans rated 6	2,237	—	668	2,905	2,290	—	—	2,290
Loans rated 7	548	—	—	548	556	—	—	556

Total	$166,193	$150,732	$87,928	$404,853	$148,006	$106,723	$66,890	$321,619

NOTE 7 – DERIVATIVE INSTRUMENTS

Certain derivative instruments do not meet the requirements to be accounted for as hedging instruments. These undesignated derivative instruments are recognized on the consolidated balance sheet at fair value, with changes in the fair value recorded in miscellaneous income.

Derivative Loan Commitments

Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. The Company enters into commitments to fund residential mortgage loans at specified rates and times in the future, with the intention that these loans will subsequently be sold in the secondary market.

Outstanding derivative loan commitments expose the Company to the potential for changes in the fair value of the underlying loans as interest rates change, along with the value of the loan commitment. If interest rates increase, the value of these loan commitments will decrease. Conversely, if interest rates decrease, the value of these loan commitments will increase. The notional amount of undesignated derivative loan commitments was $1.8 million at September 30, 2019. The fair value of these commitments was an asset of $5 thousand.

There were no outstanding derivative loan commitments at December 31, 2018.

Forward Loan Sale Commitments

To protect against the price risk inherent in derivative loan commitments, the Company utilizes “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments. With a “best efforts” contract, the Company commits to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the loan to the underlying borrower closes. Generally, the price the investor will pay the seller for an individual loan is specified prior to the loan being funded.

The Company expects that these forward loan sale commitments will experience changes in fair value opposite to the change in fair value of derivative loan commitments. The notional amount of undesignated forward loan sale commitments was $8.9 million at September 30, 2019. The fair value of these commitments was an asset of $3 thousand.

There were no undesignated forward loan sale commitments at December 31, 2018.

Interest Rate Swap Agreements

The Company has entered into derivative financial instruments in the normal course of business to manage exposure to fluctuations in interest rates for its commercial customers. Typically these agreements have generally been limited to loan level interest rate swap agreements, which are entered into with borrowers and a third party. Typically, the Company enters into a floating-rate loan and a fixed-rate swap directly with a loan customer. The Company offsets the fixed-rate interest rate risk with an identical offsetting swap with a swap dealer. This is referred to as a “back-to-back” swap structure. As this structure has equal and offsetting interest rate contracts, fair value gains and losses recorded each month are offsetting.

The notional amounts are amounts on which calculations, payments, and the value of the derivatives are based. Notional amounts do not represent direct credit exposures. The fair value of the derivative instruments is reflected on the Company’s consolidated balance sheet as other assets and other liabilities as appropriate. Changes in fair values are recorded in miscellaneous income in the consolidated statements of comprehensive income. A deposit account totaling $3.0 million is currently pledged to secure the Company’s liability for the offsetting interest rate swaps.

A summary of the interest rate swaps is as follows:

	With commercial		With third-party
	loan borrowers		financial institutions
	September 30,	December 31,	September 30,	December 31,
	2019	2018	2019	2018
	(dollars in thousands)
Notional amount	$66,098	$28,320	$66,098	$28,320
Receive (pay) fixed rate weighted average	4.68%	5.09%	(4.68%)	(5.09%)
Receive (pay) variable rate weighted average	(4.23%)	(5.06%)	4.23%	5.06%
Weighted average remaining years	10.7 years	12.8 years	10.7 years	12.8 years
Unrealized fair value gain (loss)	$4,832	$264	$(4,832)	$(264)

NOTE 8 – FAIR VALUES OF FINANCIAL INSTRUMENTS

Fair value hierarchy

The Company groups its assets measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted market prices in active exchange markets for identical assets and liabilities. Valuations are obtained from readily available pricing sources.

Level 2 – Valuation is based on observable inputs other than Level 1 prices, such as quoted prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities. Valuations are obtained from readily available pricing sources.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. Level 3 assets include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as those for which the determination of fair value requires significant management judgment or estimation.

Transfers between levels are recognized at the end of a reporting period, if applicable.

Determination of fair value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances there are no quoted market prices for the Company’s various assets and liabilities. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the assets and liabilities.

Assets and liabilities measured at fair value on a recurring basis

Assets and liabilities measured at fair value on a recurring basis at September 30, 2019 and December 31, 2018 are summarized below.

				Total
	Level 1	Level 2	Level 3	Fair Value
		(In thousands)
September 30, 2019

Assets
Securities available for sale	$—	$33,793	$—	$33,793
Interest rate swap agreements	—	4,832	—	4,832
Derivative loan commitments	—	—	5	5
Forward loan sale commitments	—	—	3	3

	$—	$38,625	$8	$38,633

Liabilities

Interest rate swap agreements	$—	$4,832	$—	$4,832

December 31, 2018

Assets
Securities available for sale	$—	$66,770	$—	$66,770
Interest rate swap agreements	—	264	—	264

	$—	$67,034	$—	$67,034

Liabilities
Interest rate swap agreements	$—	$264	$—	$264

Fair value measurements for securities available for sale are obtained from a third-party pricing service and are not adjusted by management. All securities are measured at fair value in Level 2 based on valuation models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data.

The fair values of interest rate swap agreements are based on a valuation model that uses primarily observable inputs, such as benchmark yield curves and interest rates and also the value associated with the counterparty risk. Credit risk adjustments consider factors such as the likelihood of default by the Company and its counterparties, its net exposure and remaining contractual life.

The fair value of forward loan sale commitments and derivative loan commitments are based on fair values of the underlying mortgage loans, including servicing values as applicable. The fair value of derivative loan commitments also considers the probability of such commitments being exercised.

Assets measured at fair value on a non-recurring basis

The Company may also be required, from time to time, to measure certain other financial assets at fair value on a non-recurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from application of lower-of-cost-or-market (“LOCOM”) accounting or write-downs of individual assets. Fair values for loans held for sale are based on commitments in effect from investors or prevailing market rates.

	September 30, 2019			December 31, 2018
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
			(In thousands)
Loans held for sale	$—	$—	$6,351	$—	$—	$—

There were no liabilities measured at fair value on a non-recurring basis at September 30, 2019 and December 31, 2018.

Summary of fair values of financial instruments

The estimated fair values and related carrying amounts of the Company’s financial instruments are outlined in the table below. Certain financial instruments and all nonfinancial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented herein may not necessarily represent the underlying fair value of the Company.

	Carrying	Fair Value
	Amount	Level 1	Level 2	Level 3	Total
	(In thousands)
September 30, 2019
Financial assets:
Cash and cash equivalents	$81,353	$81,353	$—	$—	$81,353
Certificates of deposit	100	100	—	—	100
Securities available for sale	33,793	—	33,793	—	33,793
FHLB stock	6,162	—	—	6,162	6,162
Loans held for sale	6,351	—	—	6,351	6,351
Loans, net	825,585	—	—	833,926	833,926
Accrued interest receivable	2,769	—	—	2,769	2,769
Interest rate swap agreements	4,832	—	4,832	—	4,832
Derivative loan commitments	5	—	—	5	5
Forward loan sale commitments	3	—	—	3	3
Financial liabilities:
Deposits	$758,745	$—	$—	$758,924	$758,924
					51,000
Short-term borrowings	51,000	—	51,000	—	18,000
Long-term debt	77,533	—	77,702	—	77,702
Subordinated debt	9,854	—	—	9,765	9,765
Accrued interest payable	716	—	—	716	716
Interest rate swap agreements	4,832	—	4,832	—	4,832

December 31, 2018
Financial assets:
Cash and cash equivalents	$42,650	$42,650	$—	$—	$42,650
Certificates of deposit	100	100	—	—	100
Securities available for sale	66,770	—	66,770	—	66,770
FHLB stock	4,747	—	—	4,747	4,747
Loans, net	737,032	—	—	732,427	732,427
Accrued interest receivable	2,288	—	—	2,288	2,288
Interest rate swap agreements	264	—	264	—	264

Financial liabilities:
Deposits	$717,931	$—	$—	$716,685	$716,685
Short-term borrowings	15,000	—	15,000	—	15,000
Long-term debt	58,528	—	58,192	—	58,192
Subordinated debt	9,832	—	—	9,691	9,691
Accrued interest payable	487	—	—	487	487
Interest rate swap agreements	264	—	264	—	264

NOTE 9 – EMPLOYEE STOCK OWNERSHIP PLAN

The Bank maintains an Employee Stock Ownership Plan (the “ESOP”) to provide eligible employees the opportunity to own Company stock. This plan is a tax-qualified retirement plan for the benefit of all Company employees. Contributions are allocated to eligible participants on the basis of compensation, subject to federal tax limits.

The Company granted a loan to the ESOP to purchase shares of the Company’s common stock on the closing date of the Company’s mutual-to-stock conversion in 2012. As of September 30, 2019, the ESOP held 176,177 shares or 6.9% of the common stock outstanding on that date. The loan is payable annually over 15 years at the rate of 3.25% per annum. The loan can be prepaid without penalty. Loan payments are expected to be funded by cash contributions from the Bank. The loan is secured by the shares purchased, which are held in a suspense account for allocation among participants as the loan is repaid. Cash dividends paid on allocated shares are reinvested into shares to participants and cash dividends paid on unallocated shares will be used to repay the outstanding debt of the ESOP. Shares used as collateral to secure the loan are released and available for allocation to eligible employees as the principal and interest on the loan is paid.

Shares held by the ESOP at September 30, 2019 include the following:

Allocated	73,471
Committed to be allocated	9,629
Unallocated	93,077

176,177

The fair value of unallocated shares was $2.9 million at September 30, 2019.

Total compensation expense recognized in connection with the ESOP for the three months ended September 30, 2019 and 2018 was $101 thousand and $109 thousand, respectively. ESOP-related compensation expense was $304 thousand and $307 thousand for the nine months ended September 30, 2019 and 2018, respectively.

NOTE 10 – EQUITY INCENTIVE PLANS

Under the Company’s 2016 Equity Incentive Plan, the Company may grant restricted stock awards to its employees and directors for up to 75,000 shares of its common stock. A restricted stock award (the “award”) is a grant of shares of Company common stock for no consideration, subject to a vesting schedule or the satisfaction of market conditions or performance criteria. Awarded shares are held in reserve for each grantee by the Company’s transfer agent, and will be issued from previously authorized but unissued shares upon vesting. The fair value of the stock awards, based on the market price at the grant date, will be recognized over the five-year vesting period. At September 30, 2019, there remain 20,550 shares available to award under the Plan.

Under the Company’s 2012 Equity Incentive Plan the Company granted stock options to its employees and directors in the form of incentive stock options and non-qualified stock options totaling 231,894 shares of its common stock. The exercise price of each stock option was not less than the fair market value of the Company’s common stock on the date of grant, and the maximum term of each option is 10 years from the date of each award. The vesting period was five years from the date of grant, with vesting at 20% per year.

Under the 2012 Equity Incentive Plan, the Company also granted stock awards to management, employees and directors. Awarded shares are held in reserve for each grantee by the Company’s transfer agent, and were issued from previously authorized but unissued shares upon vesting. The fair value of the stock awards, based on the market price at the grant date, is recognized over the five-year vesting period.

The Company’s 2012 Equity Incentive Plan was terminated upon approval of the 2016 Equity Incentive Plan.

Stock Options

A summary of option activity under the 2012 Equity Incentive Plan for the nine months ended September 30, 2019 is presented below:

	Outstanding
			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
	Shares	Exercise Price	Term	Value
	(In thousands)		(In years)	(In thousands)
Balance at January 1, 2019	193	$16.11
Forfeited	(3)	19.07
Exercised	(35)	16.01

Balance at September 30, 2019	155	$16.09	3.45	$2,339

Exercisable at September 30, 2019	148	$15.33	3.16	$2,193

	Non-vested
		Weighted
		Average
		Grant Date
	Shares	Fair Value
	(In thousands)
Balance at January 1, 2019	10	$4.13
Forfeited	(3)	4.01

Balance at September 30, 2019	7	$4.18

For the three months ended September 30, 2019 and 2018, compensation expense applicable to the stock options was $4 thousand and $9 thousand, respectively. There was no recognized tax benefit related to this expense for the period ended September 30, 2019 and September 30, 2018, respectively.

For the nine months ended September 30, 2019 and 2018, compensation expense applicable to the stock options was $17 thousand and $28 thousand, respectively. There was no recognized tax benefit related to this expense for the period ended September 30, 2019 and September 30, 2018, respectively.

Unrecognized compensation expense for non-vested stock options totaled $6 thousand as of September 30, 2019, which will be recognized over the remaining weighted average vesting period of 0.4 years.

Stock Awards

For the nine months ended September 30, 2019, there were 14,500 restricted stock awards granted with a weighted average grant date fair value of $28.88.

The following table presents the activity in non-vested stock awards under the equity incentive plans for the nine months ended September 30, 2019:

	Number of Shares	Grant-date Fair Value
	(In thousands)
Balance at January 1, 2019	27	$23.97
Restricted shares granted	15	28.88
Restricted shares forfeited	(6)	24.39

Balance at September 30, 2019	36	$25.83

There was no activity in non-vested restricted stock awards under the 2016 or the 2012 Equity Incentive Plan for the three and nine months ended September 30, 2018.

For the three months ended September 30, 2019 and 2018, compensation expense applicable to the stock awards was $56 thousand and $97 thousand, respectively, and the recognized tax benefit related to this expense was $16 thousand and $27 thousand, respectively.

For the nine months ended September 30, 2019 and 2018, compensation expense applicable to the stock awards was $245 thousand and $285 thousand, respectively, and the recognized tax benefit related to this expense was $69 thousand and $80 thousand, respectively.

Unrecognized compensation expense for non-vested restricted stock totaled $626 thousand as of September 30, 2019, which will be recognized over the remaining weighted average vesting period of 2.27 years.

NOTE 11 – EARNINGS PER COMMON SHARE

Basic earnings per share represents net income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Unallocated ESOP shares are not deemed outstanding for earnings per share calculations. Under the Company’s 2012 and 2016 Equity Incentive Plans, stock awards contain non-forfeitable dividend rights. Accordingly, these shares are considered outstanding for computation of basic earnings per share. Potential common shares that may be issued by the Company relate to outstanding stock options and are determined using the treasury stock method.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(In thousands, except earnings per share amounts)
Net income applicable to common stock	$2,036	$1,557	$4,843	$4,414

Average number of common shares issued	2,567	2,516	2,552	2,509
Less: Average unallocated ESOP shares	(95)	(108)	(98)	(111)

Average number of common shares outstanding used to calculate basic earnings per common share	2,472	2,408	2,454	2,398
Effect of dilutive stock options	82	103	92	101

Average number of common shares outstanding used to calculate diluted earnings per share	2,554	2,511	2,546	2,499

Earnings per common share:
Basic	$0.82	$0.65	$1.97	$1.84
Diluted	$0.80	$0.62	$1.91	$1.77

There were no anti-dilutive options that would have been excluded from the computations of diluted earnings per share for the three and nine months ended September 30, 2019 and 2018. Anti-dilutive shares are common stock equivalents with exercise prices in excess of the average market value of the Company’s stock for the periods presented.

NOTE 12 – LEASES

Effective January 1, 2019, operating leases are included in operating lease right-of-use (“ROU”) asset and liabilities in our consolidated balance sheet. These operating leases provide the physical facilities for our sales and service locations, administration and operations offices, and ATMs.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities were recognized at the accounting adoption date based on the present value of lease payments over the remaining lease term. As our leases do not provide an implicit rate, we use the Federal Home Loan Bank borrowing rates that best align with the lease term in determining the present value of lease payments. Our lease terms may include options to extend or terminate the lease, which we include when it is reasonably certain that we will exercise that option. For operating leases, the lease expense is recognized on a straight-line basis over the lease term. The operating lease expense for the three and nine months ended September 30, 2019 was $403 thousand and $1.2 million, respectively.

The table below summarizes other information related to our operating leases as of September 30, 2019:

Cash flows from operating leases, in thousands, year to date 2019	$1,194
Weighted average remaining lease term, in years	5.4
Weighted average discount rate	3.13%

The table below summarizes the maturity of the operating lease liabilities as of September 30, 2019:

(In thousands)
2019	$402
2020	1,632
2021	1,483
2022	1,182
2023	1,101
Thereafter	1,912

Total lease payments	7,712
Less imputed interest	(805)

Present value of lease liabilities	$6,907

The Bank is under agreement to take possession of an additional 4,431 square feet of office space in 2020 for a term of 74 months that is expected to increase the Bank’s ROU assets by $1.3 million.